Exhibit 8.1

Bison Capital Acquisition Corp. 609-610 21st Century Tower No. 40 Liangmaqiao Road Chaoyang District, Beijing 100016, China +86(10) 8444-6968	HTFL DRAFT May 31, 2017

[●], 2017

Registration Statement on Form S-1: Exhibit 8.1 Opinion

Ladies and Gentlemen:

We have acted as counsel to Bison Capital Acquisition Corp., a British Virgin Islands business company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of units (each a “Unit”) of the Company, with each Unit consisting of one ordinary share of the Company, no par value (the “Ordinary Share”), one right to receive one tenth of one Ordinary Share, and one-half of one warrant, each whole warrant to purchase one ordinary share (the “Warrant”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on May 31, 2017 (File No. 333-[●]) (as amended, the “Registration Statement”), to which this opinion appears as an exhibit.

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and prospectus included therein (the “Prospectus”), as well as such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company, as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of public officials, directors and officers of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on. In addition, we have assumed, with your permission, that the statements concerning the Company and its operations contained in the Prospectus are true, correct and complete and will remain true, correct and complete at all relevant times.

1

This opinion is limited to U.S. federal income tax laws as in effect on the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based on the foregoing, and the representations, covenants, assumptions, conditions and qualifications described in the section of the Prospectus under the caption “Taxation—United States Federal Income Taxation”, and taking into account the fact that the discussions set forth in such section do not purport to discuss all possible U.S. federal income tax consequences of the acquisition, ownership and disposition of the Units, and subject to the qualifications, limitations and assumptions set forth herein, we confirm that the discussions set forth in such section, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, constitute our opinion with respect to the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Units, as of the date of the Registration Statement, and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included in such section, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Hunter Taubman Fischer & Li LLC

2